Exhibit 10.52

[EXECUTION COPY]

FIRST AMENDMENT,

dated as of September 2, 2003,

to the

ASSET SALE AND PURCHASE AGREEMENT,

dated as of July 21, 2003,

by and among

FERMPRO MANUFACTURING, LP,

ASTRAL TECHNOLOGIES, INC.,

the LIMITED PARTNERS
of Seller identified on Schedule 1 to the Purchase Agreement,

and

MARTEK BIOSCIENCES CORPORATION

FIRST AMENDMENT TO ASSET SALE AND PURCHASE AGREEMENT

     THIS FIRST AMENDMENT, dated as of September 2, 2003 (this “Amendment”), is made in respect of the Asset Sale and Purchase Agreement, dated as of July 21, 2003 (the “Purchase Agreement”), by and among FermPro Manufacturing, LP, a Georgia limited partnership (“Seller”), Astral Technologies, Inc., a South Carolina corporation and the general partner of Seller (“Astral”), the limited partners of Seller identified on Schedule 1 to the Purchase Agreement (the “Management Employees”) and Martek Biosciences Corporation, a Delaware corporation (“Martek”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Purchase Agreement, as amended by this Amendment. Unless otherwise specified, section references herein refer to section references set forth in the Purchase Agreement, as amended by this Amendment.

     Each of the parties hereto agree to amend the Purchase Agreement upon the terms and conditions set forth herein.

STATEMENT OF AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves and their successors and assigns, agree as follows:

ARTICLE I

AMENDMENT TO PURCHASE AGREEMENT

     Section 1.1 Section 1.2(d) is hereby amended to read in full as follows:

(d) Martek hereby acknowledges that Seller will distribute the Initial Shares to Astral, the Management Employees and the other limited partners of Seller as specified on Schedule 1.2(d) attached hereto (Astral, the Management Employees and such other limited partners, the “Partners”) effective as of the Closing Date and that, at Closing, Martek shall cause to be issued certificates evidencing the Initial Shares to the Partners in the denominations reflected on Schedule 1.2(d).

     Section 1.2 Sections 2.28 and 2.29 are hereby to read in full as follows:

“2.28. Investment Intent

Except as contemplated by Section 1.2(d), each of Seller and each Partner is acquiring the Initial Shares to be issued at Closing for its own account, and neither Seller nor any Partner is acquiring the Initial Shares with the view to, or for resale in connection with, any transaction that would be in violation of the Act.

2.29. Experience

Each of Seller and each Partner: (i) has specific knowledge and experience in financial and business matters such that it is capable of evaluating the

2

merits and risks of its purchase of the Initial Shares; (ii) is an “accredited investor” within the meaning of Rule 501 under the Act; and (iii) understands and is able to evaluate the Initial Shares and is able to bear any economic risks associated with such investment (including, without limitation, the necessity of holding the securities as may be required by Section 4, inasmuch as the Initial Shares to be issued at Closing will not have been registered under the Act or any state securities laws at the time of the Closing).”

     Section 1.3 Article 4 of the Purchase Agreement is hereby amended by making the blacklined changes to such article as set forth in Exhibit A attached hereto.

     Section 1.4 Section 26 is hereby amended by inserting in appropriate alphabetical order a new definition which shall read in full as follows:

“Partners” shall have the meaning specified in Section 1.2(d).

ARTICLE II

MISCELLANEOUS

     Section 2.1 Any individual or collective references to the Purchase Agreement in any of the other documents delivered in connection with the Purchase Agreement (collectively, the “Transaction Documents”) shall mean, unless otherwise specifically provided, the Purchase Agreement, as amended by this Amendment. In addition, as used in the Purchase Agreement and the Transaction Documents, the words “hereinafter,” “hereto,” “hereof,” and words of similar import shall, unless the context otherwise requires, mean the Purchase Agreement, as amended by this Amendment. However, all other terms and provisions of the Purchase Agreement and the Transaction Documents shall continue in full force and effect and unchanged and are hereby confirmed in all respects by each of the parties hereto.

     Section 2.2 This Amendment, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed under and in accordance with the laws of the State of Maryland, excluding the choice of law rules thereof.

     Section 2.3 This Amendment may be executed in separate counterparts, none of which need contain the signatures of all parties, each of which shall be deemed to be an original, and all of which taken together constitute one and the same instrument. It shall not be necessary in making proof of this Amendment to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all the parties hereto.

     Section 2.4 The parties hereto acknowledge that this Amendment complies in all respects with Section 22 of the Purchase Agreement.

3

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or has caused this Agreement to be duly executed and delivered in its name on its behalf, all as of the day and year first above written.

WITNESS:	SELLER:

[Seal]	FermPro Manufacturing L.P.

By: Astral Technologies, Inc., its General Partner

	By:	/s/ BARNEY B. EASTERLING, JR.

Name: Barney B. Easterling
Title: President and CEO

[Seal]	Astral Technologies, Inc.

	By:	/s/ BARNEY B. EASTERLING, JR.

Barney B. Easterling, Jr.
President and Chief Executive Officer

Management Employees:

/s/ FLINT HARDING, III Flint Harding, III

/s/ RACHEL S. MONTGOMERY Rachel S. Montgomery

/s/ MICHAEL L. HORTON Michael L. Horton

S-1

/s/ H. RONALD EASLER H. Ronald Easler

/s/ ROGER H. GAUSE Roger H. Gause

/s/ BARNEY B. EASTERLING, JR. Barney B. Easterling, Jr.

BUYER:

[Seal]	Martek Biosciences Corporation

	By:	/s/ GEORGE P. BARKER
	Name:	George P. Barker
	Title:	Sr. Vice President & General Counsel

S-2

Schedule 1.2(d)

Flint Harding, III	5,287 Initial Shares
Rachel S. Montgomery	5,287 Initial Shares
Michael L. Horton	5,287 Initial Shares
H. Ronald Easler	5,287 Initial Shares
Roger H. Gause	5,287 Initial Shares
Barney B. Easterling, Jr.	5,287 Initial Shares
Jack K. Howard, Jr.	6,239 Initial Shares
James W. Godfrey, Jr.	11,950 Initial Shares
Astral Technologies, Inc.	4 Initial Shares

Exhibit A

4. REGISTRATION EXPENSES AND PROCEDURES

     4.1. Registration Expenses And Procedures

          The Buyer shall:

          (a) no later than ten (10) days following the Closing Date, prepare and file with the SEC a Registration Statement on Form S-3 or such other form as may be appropriate (the “Registration Statement”) under Rule 415 under the Act relating to the resale by the Partners of the Initial Shares issued to the Partners at Closing from time to time on the NASDAQ National Market or the facilities of any national securities exchange or over-the-counter market on which Martek’s common stock is then traded or in privately-negotiated transactions; provided that Martek’s obligations under this Section 4.1 are contingent upon each Partner providing promptly all information concerning the Partner and its or his proposed plan of distribution as Martek may reasonably request in connection with its obligations herein;

          (b) use its commercially reasonable efforts to cause the staff of the SEC to grant acceleration of the effective date of each Registration Statement as soon as reasonably possible after the Registration Statement is filed by Martek and promptly notify the Partners of the declaration of effectiveness and will also promptly notify the Partners of any stop orders issued by the SEC;

          (c) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earlier of (i) two years after the Closing Date and (ii) the date on which all Initial Shares may be resold by the Partners without registration by reason of Rule 144(k) under the Act or any other successor rule of similar effect;

          (d) furnish to the Partners with respect to the Initial Shares registered under the Registration Statement such number of copies of prospectuses and such other documents as the Partners may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Initial Shares by the Partners;

          (e) file documents required of Martek for normal blue sky clearance in states specified in writing by the Partners and keep such qualification or registration in effect for so long as the Registration Statement is in effect;

          (f) notify the Partners at any time (i) when a prospectus or any prospectus supplement or post-effective amendment with respect to the Registration Statement is proposed to be filed; (ii) when the Registration Statement has become effective; (iii) of any request by the SEC for amendments or supplements to the Registration Statement or related prospectus or for additional information; (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceeding for that purpose; (v) of the receipt by Martek of any notification with respect to the suspension of the qualification or exemption from qualification of any Initial Shares for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose;

          (g) provide a transfer agent and registrar for all Initial Shares covered by the Registration Statement not later than the effective date of the Registration Statement;

          (h) bear all expenses in connection with the procedures in paragraphs (a) through (l) of this Section 4.1 and the registration of the Initial Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Partners or underwriting discounts, brokerage fees and commissions incurred by the Partners.

          (i) cause the Registration Statement to comply as to form in all material respects with the requirements of Form S-3 and include all financial statements required to be filed therewith;

          (j) cause the New Shares to be listed on the NASDAQ National Market or such principal securities exchange(s), or over-the-counter market as the shares of Martek are then traded;

          (k) promptly notify the Partners of the existence of any fact of which Martek becomes aware that results in the Registration Statement, the prospectus related thereto or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading, and promptly prepare and furnish to the Partners a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the Partners, such prospectus shall not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading; provided, however, that as a condition to participating as a selling shareholder under the Registration Statement, each Partner shall agree that, upon receipt of any such notice from Martek or notice from Martek of the existence of any state of facts (such as a pending major corporate transaction) that would make the existence of an affirmative disclosure obligation by Martek seriously detrimental to Martek, such Partner shall immediately discontinue disposition of the Initial Shares until such Partner receives copies of the supplemented or amended prospectus, or until it is advised in writing by Martek that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, which period shall not exceed 60 consecutive days in any one instance or 120 calendar days in any twelve-month period, and, if so directed by Martek, such Partners will deliver to Martek all copies, other than permanent file copies then in such the Partner’s possession, of the prospectus covering the Initial Shares current at the time of receipt of such notice. In the event Martek shall give any such notice, the time periods during which the Registration Statement shall be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when the Partner either receives the copies of the supplemented or amended prospectus or is advised in writing by Martek that the use of the prospectus may be resumed; and

          (l) take all such other commercially reasonable actions as are necessary in order to expedite or facilitate the disposition of the Initial Shares in the manner contemplated hereby.

     4.2. New Share Indemnification

          For the purpose of this Section 4.2: (i) the term “Seller Affiliate” shall mean any person who controls, or is controlled by or under common control with any Seller Party within the meaning of Section 15 of the Act or Section 20 of the Exchange Act; and (ii) the term “Registration Statement” shall include any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statements referred to in Section 4.1.

          (a) Martek agrees to indemnify and hold harmless Seller Parties and each Seller Affiliate and each Partner (collectively, the “Seller Indemnified Parties”), against any losses, claims, damages, liabilities or expenses, joint or several, to which Seller Indemnified Parties may become subject, under the Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of Martek, which shall not be unreasonably withheld), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434, of the Rules and Regulations, or the prospectus, in the form first filed with the SEC pursuant to Rule 424(b) of the Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the “Prospectus”), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in light of the circumstances under which they were made, (ii) arise out of or are based on any violation or alleged violation by Martek of any federal or state law, rule or regulation, or any common law, applicable to Martek and relating to action required of or inaction by Martek in connection with any such registration, or (iii) arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of Martek contained in this Agreement, or any failure of Martek to perform its obligations hereunder, and will reimburse the Seller Indemnified Parties for any legal and other expenses as such expenses are reasonably incurred by the Seller Indemnified Parties in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however,that Martek will not be liable in any such case to any Seller Indemnified Party to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to Martek by such Seller Indemnified Party expressly for use therein.

          (b) Promptly after receipt by any Seller Indemnified Party under this Section 4.2 of notice of the threat or commencement of any action, the Seller Indemnified Party will, if a claim in respect thereof is to be made against Martek under this Section 4.2, promptly notify Martek in writing thereof; but the omission so to notify Martek will not relieve it from any liability which it may have to the Seller Indemnified Party for contribution or otherwise under the indemnity agreement contained in this Section 4.2 except to the extent that Martek incurs damages as a direct result of such failure. In case any such action is brought against a Seller Indemnified Party and such Seller Indemnified Party seeks or intends to seek indemnity from Martek, Martek will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such Seller Indemnified Party; provided, however, if the defendants in any such action include both the Seller Indemnified Party and Martek and the Seller Indemnified Party shall have reasonably concluded, based upon the advice of counsel, that there may be a conflict between the positions of Martek and the Seller Indemnified Party in conducting the defense of any such action or that there may be legal defenses available to it and/or other Seller Indemnified Parties that are different from or additional to those available to Martek, the Seller Indemnified Party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such Seller Indemnified Party or parties. Upon receipt of notice from Martek to such Seller Indemnified Party of its election so to assume the defense of such action and approval by the Seller Indemnified Party of counsel, which approval shall not be unreasonably withheld or delayed, Martek will not be liable to such Seller Indemnified Party under this Section 4.2 for any legal or other expenses subsequently incurred by such Seller Indemnified Party in connection with the defense thereof unless (i) the Seller Indemnified Party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that Martek shall not be liable for the expenses of more than one separate counsel representing the Seller Indemnified Parties who are parties to such action, plus one local counsel per jurisdiction, if appropriate) or (ii) the Seller Indemnified Party shall not have employed counsel reasonably satisfactory to the Seller Indemnified Party to represent the Seller Indemnified Party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of Martek.

          (c) If the indemnification provided for in this Section 4.2 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless a Seller Indemnified Party under paragraphs (a) or (b) of this Section 4.2 in respect to any losses, claims, damages, liabilities or expenses referred to herein, then Martek shall contribute to the amount paid or payable by such Seller Indemnified Party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative fault of Martek, on the one hand, and the Seller Indemnified Party, on the other hand. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact, the omission or alleged omission to state a material fact, the violation or alleged violation of law, or the inaccuracy in the representations and warranties relate to information supplied by Martek or the Seller Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement, omission or representation and warranty. If the allocation provided in the second preceding sentence is not permitted by applicable law, then Martek shall contribute to the amount paid or payable by the Seller Indemnified Party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of Martek and the Seller Indemnified Party as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 4.2(c) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 4.2(c). The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (b) of this Section 4.2, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in paragraph (b) of this Section 4.2 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this paragraph (c); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (b) for purposes of indemnification pursuant to this Section 4.2. Martek and the Seller Indemnified Parties agree that it would not be just and equitable if contribution pursuant to this Section 4.2 were determined solely by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     4.3 Rule 144

Martek will take all such actions as may be reasonably required such that Rule 144 (or similar rule or regulation hereafter adopted) will be available in connection with any sale of the New Shares by Seller Parties.